                                                                   EXHIBIT 10.16
                           CEO EMPLOYMENT AGREEMENT
                           ------------------------

This EMPLOYMENT AGREEMENT is made and entered into, in duplicate, as of the date hereinafter set forth, at Vienna, Virginia, by and between the undersigned employee ("Employee"), and GRC International, Inc., a Delaware corporation ("Company"). In consideration of the mutual premises, promises, covenants, and agreements herein contained, Employee and Company hereby agree as follows:

1.   Duties
     ------

(a) The Company shall employ Employee in the capacity set forth in Item 1(a) on Exhibit A, attached hereto and made a part hereof. Employee accepts such employment and agrees to perform the duties of such office(s). Employee's duties will include all of those generally associated with said position, subject to the direction and assignment of the Company's Board of Directors. Employee shall devote substantially all his working time and energies to the foregoing duties. The duties assigned to Employee shall be performed at the place of employment specified in Item 1(b) of Exhibit A.

(b) This Agreement supersedes and replaces in their entirety all previous Employment Agreements between the parties hereto.

2.   Term of Employment
     ------------------

(a) Except as provided in Section 2(b) hereof, the term of the employment relationship provided for herein shall commence as of the Effective Date of this Agreement and end on the Termination Date of this Agreement, both as specified in Exhibit A, Item 2.

(b) Section 2(a) of the Agreement and Item 2 of Exhibit A notwithstanding, if a Change of Control (as defined below) shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of not less than twelve (12) months beyond the month in which such Change of Control occurred.

     For purposes of this Agreement, a "Change of Control" shall mean the satisfaction of the conditions set forth in any one of the following paragraphs:

     (i)    any person (as defined in Section 3(a)(9) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), as modified and used in Sections 13(d) and 14(d) thereof, except that neither (A) the Company or any of
                                  -------
its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, nor (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company shall be included in such term) (a "Person") is or becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

     (ii) during any period of up to two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board") and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

     (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

     (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

3.   Salary.  During the term of Employee's employment hereunder, the Company
     ------
shall pay Employee the annual salary set forth in Exhibit A, Item 3(a) ("Gross Annual Salary").

4.   Bonus.
     -----

(a) The Company shall pay Employee an annual bonus in the amount calculated according to the formula set forth in Exhibit A, Item 3(b) ("Annual Bonus Amount").

(b) Within 30 days of the Company's receipt from its auditors of their report on the Company's consolidated financial statements for the applicable fiscal year most recently ended, the Company shall deliver to Employee a lump sum equal to the Annual Bonus Amount.

(c) If Employee's employment with the Company pursuant to this Agreement shall be terminated for cause prior to the end of any fiscal year of the Company, Employee shall not be entitled to any portion of the Annual Bonus Amount for such fiscal year.

5.   Lifetime Medical and Dental Coverage for Employee and Spouse.
     ------------------------------------------------------------

(a) If Employee has not breached this Employment Agreement, Employee shall be entitled to coverage for Employee and his spouse under the Company's standard medical and dental insurance policy after Employee's retirement, for Employee's lifetime (this benefit is hereinafter referred to as "Lifetime Coverage").

(b)  (i)    If for any policy year beginning after Employee's retirement,
Quantity X (defined as the Company's per employee cost for the type of insurance provided to Employee in that policy year) is less than Quantity Y (defined as the Company's per employee cost provided to Employee as of the date of Employee's retirement, plus cumulative annual increases of 5%), then, subject to the provisions of paragraph (ii) of this Section 5(b), the Company shall also pay Employee in cash, within 90 days after the end of each such policy year, an amount equal to the difference between Quantity X, and Quantity Y, so that Employee receives an annual benefit equivalent to the greater of Quantity X or Quantity Y. If Quantity X is greater than Quantity Y, Employee shall not be obligated to reimburse the Company for such excess. If, in any policy year, the Company is unable to include Employee in its employee family coverage for any reason, its only obligation to Employee under this provision shall be to pay him the equivalent of Quantity Y for such year.

     (ii) Regarding the Lifetime Coverage, it is the intent of the parties that the Company's cost for the Lifetime Coverage in any policy year shall in no event exceed the greater of Quantity X or Quantity Y, and that the Lifetime Coverage not result in a windfall to Employee, but simply to provide him, after his retirement, with roughly the level of insurance coverage he had while employed by the Company (the current Company cost of which is estimated to be $5,000), with a limit on the Company's financial obligation should it be unable to arrange for such coverage. With that being the intent, by way of example, if the government came to provide universal health care with essentially the equivalent benefits now provided by the Company, the Company would no longer be obligated to provide Employee with the Lifetime Coverage. Also, to the fullest extent permitted by law, the Company's coverage would only be supplemental to Medicare or any other government or other arrangement which might be in force now or at a later date.

(c) The provisions of this Section 5 shall survive any termination of this Agreement.

6.   Relocation.
     ----------

(a) If Employee relocates his principal residence back to California within 1 year after the expiration of this Agreement, the Company shall reimburse Employee for his reasonable moving expenses incurred as a result of such relocation (subject to the limits of the then-current standard Company policy covering such relocations and subject to an aggregate limitation of $100,000, except as provided in Section 6(b)).

(b) Notwithstanding the limitations contained in Section 6(a), if Employee relocates his principal residence back to California within 1 year after the expiration of this Agreement, the Company shall purchase (or cause to be purchased) Employee's Virginia residence ("Virginia Residence") from Employee, upon the following terms and conditions:

     (i) Employee must list the Virginia Residence on the Multiple Listing Service and in good faith hold the same open for sale, and engage in his behalf and at his expense a qualified real estate agent who is a principal or associate broker of a reputable, established real estate brokerage firm in the Washington, D.C. metropolitan area, and otherwise exercise his best efforts to sell the Virginia Residence including, without limitation, making such minor, cosmetic or structural repairs and improvements as may be suggested by his real estate agent or which otherwise will improve the marketability of the Virginia Residence (hereinafter, any reasonable, documented payments by Employee to effect said repairs are referred to as "fix-up expenses");

     (ii)   (A)   If Employee receives an offer from a qualified purchaser for the purchase of the Virginia Residence at a purchase price which will at least return Employee's Cost to Employee, and Employee desires to accept without recourse against the Company, he may do so. (Employee's Cost is defined as Employee's purchase price plus any other charges paid by

Employee in connection with his purchase of the Virginia Residence, plus the cost of improvements to the Virginia Residence made at Employee's expense at any time during his ownership of the Virginia Residence, plus fix-up expenses, plus any charges which would be listed on page 2 of the HUD-1 Settlement Statement and paid by Employee.) All offers which Employee does not desire to accept shall be submitted to the Company for its approval or disapproval. The Company may instruct Employee to accept any offer which the Company deems appropriate, even if such offer does not constitute an Acceptable Offer. (An Acceptable Officer is defined as one which would at least return Employee's Cost to Employee.) If the Company instructs Employee to accept an offer which does not constitute an Acceptable Offer, then the Company shall, at settlement, pay to Employee or the settlement agent an amount which, when added to the amount actually paid to Employee at settlement, will return Employee's Cost to Employee.

            (B) If, after a three-month period of actively seeking a purchaser for the Virginia Residence, Employee has not received an Acceptable Offer and the Company has not instructed Employee to accept an offer which does not constitute an Acceptable Offer, then, upon the Company's receipt from Employee of written notice of such fact, the Company shall, within 45 days thereafter, itself make (or cause to be made) an Acceptable Offer to Employee; provided,
                                                                   --------
however, that Employee shall keep the Virginia Residence on the market during
-------
such 45 day period and notify the Company in writing of any offers received during such period, and the Company may instruct Employee to accept any such offer which the Company deems appropriate, even if such offer does not constitute an Acceptable Offer. During such 45 day period, if the Company instructs Employee to accept an offer which does not constitute an Acceptable Offer, then the Company shall, at settlement, pay to Employee or the settlement agent an amount which, when added to the amount actually paid to Employee at settlement, will return Employee's Cost to Employee, and the Company shall no longer be obligated to make (or cause to be made) an Acceptable Offer.

7.   Estate Planning.  The Company will pay up to $10,000 during each fiscal
     ---------------
year of this Agreement to legal, accounting and other professionals of Employee's choice who provide estate planning, tax planning and related services to Employee. Employee shall submit such invoices to the Company together with a written request that the Company pay such invoices to the applicable professional(s). Such professionals shall be selected by Employee in his sole discretion and the Company shall have no liability whatsoever with respect to the selection of such professionals.

8.   Competition.  Employee agrees that until termination or expiration of this
     -----------
Employment Agreement, absent the expressed, prior written authorization of the Company's Board of Directors, Employee shall not, directly or indirectly, engage in any activity competitive with or adverse to the Company's business or welfare, whether alone, as a partner of any partnership or joint venture, or as an officer, director, employee, or holder of 5% or more of any class of stock, of any corporation.

9.   Business Disclosures.  Employee agrees that during the term of his
     --------------------
employment with the Company and thereafter, he will not, without the express, prior written consent of the Company's Board of Directors, disclose, other than to an authorized employee, officer or director of the Company, any confidential information of, regarding or relating to the Company. For purposes of the preceding sentence, the phrase "confidential information" shall include, but not be limited to, any information relating to the Company's businesses, customers, trade practices, or trade secrets and know-how. Upon the termination of Employee's employment for whatever reason, Employee, without the prior express written consent of the Board of Directors, shall not remove from the premises or possession of the Company or retain, publish or disseminate, any figures, calculations, letters, customer lists, documents, written instruments or any other material of a confidential nature, whether originals, photocopies or other facsimile or reproductions thereof, or other confidential information of any type or description in connection with or in any way pertaining to the Company or its affairs.

10.  Development of Inventions and Improvements
     ------------------------------------------

(a) Employee agrees that he will keep the Company informed of any inventions, discoveries, improvements, trade secrets, and secret processes made by him, in whole or in part, or conceived by him, alone or with others (herein collectively referred to as "Intellectual Property"), if such Intellectual Property results from any work he may do for or on behalf of the Company or at the request or upon the premises of the Company or which work relates to the activities, investigations or obligations of the Company or its affiliates (such Intellectual Property hereinafter referred to as "Employer Work Product"). For purposes of the preceding sentence, the term "affiliates" shall include, without limitation, any entity with which the Company is carrying on a joint enterprise or in which the Company has a substantial interest.

(b) At the expense of the Company, Employee shall assist the Company, its agents, employees or nominees, in making application for and obtaining patents with respect to any and all Employer Work Product in such countries throughout the world as the Company shall designate. Employee agrees to and shall execute any and all papers necessary to secure on behalf of the Company such United States or foreign patents covering Employer Work Product which the Company deems necessary or appropriate. In addition, Employee shall give the Company any and all information in his possession or known to him respecting any Employer Work Product or any patents or applications relating thereto.

(c) Such Employer Work Product shall be the property of the Company, or its nominees, whether patented or not, and Employee shall, without charge to the Company, assign to the Company all of his right, title, and interest, if any, in such Employer Work Product and Employee shall execute, acknowledge and deliver any instrument confirming the complete ownership by the Company of such Employer Work Product.

(d) Employee agrees to deliver to the Company upon its request therefor, any and all sketches, drawings, models, figures, and other materials and information created or acquired by Employee during the term of the employment relationship with respect to any Intellectual Property covered by this Section 10 and to execute and deliver to the Company any applications, assignments or other written instruments reasonably necessary or appropriate to the Company's securing such patents, or the renewal or continuation thereof, or in any litigation or other proceedings connected therewith.

(e) Descriptions of all Intellectual Property, whether patented or not, which Employee has made or conceived prior to his employment by the Company, are described in Exhibit B hereto, and such Intellectual Property shall be excluded from this Agreement. Employee represents, warrants, and covenants that the absence of a description of any Intellectual Property on Exhibit B shall indicate conclusively that Employee neither owned prior to his employment by the Company nor has any claim to, any such Intellectual Property.

(f) Employee shall not at any time, except as required in the proper conduct of the business of the Company or as authorized in writing by the Company, publish, disclose or authorize, assist or permit anyone else to publish or disclose any secret or confidential matter relating to any aspect of any of the businesses of the Company with which Employee's service may in any way acquaint him.

(g) This Agreement will further incorporate any and all provisions with respect to patents, inventions, discoveries, improvements, trade secrets, secret processes, and data to which the Company may be required to cause its employees to agree under the terms and provisions of any contract entered into by the Company with the United States Government or any agency thereof or any foreign government or agency thereof or any supranational agency, or under the terms of any subcontract to which the Company under a prime contract issued by any of the above-mentioned governments or agencies, whether the same be in any contracts to which the Company is presently or may in the future become a party.

(h) Employee agrees that upon the termination of his employment he will execute and comply with the Termination Statement attached hereto as Exhibit C.

11.  Termination of Contract Prior to Expiration of Term
     ---------------------------------------------------

(a) Subject to the provisions of Sections 11(b) and 11(c) of this Agreement, this Agreement may be terminated immediately by the Company for cause upon written notice to Employee. The Company shall have cause to terminate Employee under any of the following circumstances:

      (i) Failure on the part of the Employee to exert his best efforts in performing the functions assigned to him by the Company, which failure can reasonably be expected to have a material adverse effect on the Company, provided that the functions assigned to Employee shall at all times be in keeping with the position for which Employee was hired, as described in Section 1 of this Agreement; or

     (ii) Employee is in breach of the terms of Sections 8, 9 or 10 hereof, is guilty of dishonesty or chronic absenteeism, or is convicted of a felony or of a misdemeanor involving moral turpitude.

(b) Notwithstanding anything to the contrary in this Agreement, at any time during the 12-month period following the Change of Control specified in Section 2(b), Employee's employment may be terminated for any reason by the Company or by Employee by delivering to the other party written notice of termination at least ninety (90) days prior to the effective date of such termination; provided, however, that upon such termination of employment during the twelve-
--------  -------
month period following the Change of Control, Employee shall receive (i) a lump-sum severance payment in an amount equal to 2 times the Gross Annual Salary specified in Item 3(a) of Exhibit A, less any income, employment, excise or other tax withholdings which the Company is required by law to deduct therefrom,
(ii) any unpaid Annual Bonus Amount(s), less any income, excise or other employment tax withholdings which the Company is required by law to deduct therefrom. If Employee's employment is terminated by either party under this
Section 11(b) prior to the end of any fiscal year of the Company, Employee shall be entitled to the Annual Bonus Amount for such fiscal year on a pro rata basis,
                                                                 --- ----
determined according to the percentage of such fiscal year for which Employee shall have been employed pursuant to this Agreement.

(c) Termination of this Agreement will not relieve Employee from any liability pursuant to Sections 9 or 10 which, by their respective terms, continue beyond the termination of this Agreement.

12.  Disability.  If Employee is unable to fulfill the duties of his position
     ----------
by reason of any illness, incapacity or disability, Employee's salary shall be payable for only 90 days following the onset of such illness, incapacity or disability, provided, however, that if Employee (i) has applied for insurance benefits under the Company's long-term disability policy during said 90 day period, and (ii) has not yet begun to receive payments under said policy during said 90 day period, then Employee's salary shall continue to be payable for up to 180 days following the onset of such illness, incapacity or disability until the Employee begins to receive such payments. During the foregoing 90 day period (or 180 day period, if applicable), Employee's salary, to the extent not covered by the Company's short-term disability benefits, shall be paid through the use of Employee's sick leave, if any, accumulated prior to January 1, 1994, but if such sick leave is or becomes exhausted, Employee's salary shall nevertheless be paid for the 90 day period (or 180 day period, if applicable). If Employee shall return to full employment and full discharge of his or her duties during the term of this Agreement, full compensation shall be prospectively reinstated for any remaining term of this Agreement.

13.  Notice
     ------

(a) Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and sent by (i) registered or certified mail, return receipt requested, (ii) express courier, or (iii) hand-delivery, to the party entitled to receive such notice, at an address specified in this Agreement or in the Exhibits hereto or at such other address of which written notice has been given to the other party by any of the foregoing means.

(b) Any notice required to be given to the Company shall be given to the Vice President, General Counsel and Secretary, GRC International, Inc., 1900 Gallows Road, Vienna, Virginia 22182 and to the Personnel Department to which Employee normally reports. Any notice required hereunder to be given by the Company shall be given by or at the direction of the Board of Directors of the Company.

14.  Disputes.
     --------

(a) This Agreement has been executed in and shall be governed by the laws of the Commonwealth of Virginia.

(b) All disputes arising in connection with this Agreement shall be finally settled under the rules of arbitration of the American Arbitration Association by one (1) arbitrator appointed in accordance with its rules. The place of arbitration shall be Tysons Corner, Virginia and the proceedings shall be conducted in the English language. The arbitrators award shall, in addition to dealing with the merits of the case, fix the costs of the arbitration and decide which of the parties shall bear the costs and reasonable legal fees and expenses of the parties, or in what proportions the said costs, fees and expenses shall be borne by the parties. If enforcement of the arbitrators' award is required, the cost of enforcement shall be borne by the party against which enforcement is sought.

(c) It is agreed that in the event of any breach, violation or evasion of the terms of this Employment Agreement, such breach, violation or evasion will result in immediate and irreparable injury to the Company and will authorize the Company to seek injunctive relief, including, but not limited to, any order of specific performance, as well as all other legal or equitable remedies to which the Company may be entitled.

15.  Waiver of Breach.  The waiver by the Company of a breach of any provision
     ----------------
of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee. No such waiver shall be valid unless set forth in writing signed by an authorized officer of the Company.

16.  Assignment.  Employee acknowledges that the services to be rendered by him
     ----------
are unique and personal. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

17.  Severability.  Any provision of this Agreement which may be determined to
     ------------
be unenforceable or invalid as a matter of law shall be deemed stricken from this Agreement and all remaining provisions shall continue in full force and effect.

18.  Entire Agreement.  This Agreement supersedes all previous Employment
     ----------------
Agreements between Employee and the Company and contains the entire understanding of the parties and may not be modified, amended or terminated unless the provisions of such modification, amendment or termination are set forth in writing signed by all of the parties to this Agreement. This Agreement, and any modification, amendment or termination thereof, shall be approved by and executed on behalf or at the direction of the Company's Board of Directors.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of_____, 1995.

ATTEST:                               GRC INTERNATIONAL, INC.


__________________________________    By:_________________________________
Thomas E. McCabe                         Edward C. Meyer
Vice President, General Counsel          Chairman of the Board
 & Secretary


WITNESS                               EMPLOYEE


__________________________________    ____________________________________
                                      James Roth

                                                                       EXHIBIT A
                                                                       ---------
                             DETAILS OF EMPLOYMENT
                             ---------------------

EMPLOYEE:   James Roth
            ----------

ITEM 1(a)   Title(s):  President & Chief Executive Officer
                       -----------------------------------

ITEM 1(b)   Place of Employment:  Vienna, Virginia
                                  ----------------

ITEM 2      Effective Date (of Employment Agreement):  July 1, 1995
                                                       ------------

            Termination  Date: June 30, 1998
                               -------------

            Effective Date of this Exhibit:  July 1, 1995
                                             ------------

ITEM 3(a)   Gross Annual Salary:

            Three Hundred Thousand Dollars ($300,000)
            -----------------------------------------

ITEM 3(b)   Annual Bonus Amount:

            Equal to 2% of the Company's annual net income, determined without
            -------------------------------------------------------------------
            regard to any extraordinary items of income or loss, as reported by
            -------------------------------------------------------------------
            the Company in its audited consolidated financial statements
            -------------------------------------------------------------------

ITEM 4Notice to Employee:

            James Roth                    James Roth
            ------------------------      ------------------------
            President & CEO          and/ 2140 Owls Cove Lane
            ------------------------      ------------------------
            GRC International, Inc.   or  Reston, Virginia 22091
            ------------------------      ------------------------
            1900 Gallows Road
            ------------------------
            Vienna, Virginia 22182
            ------------------------


EMPLOYEE:                                 GRC INTERNATIONAL, INC.


____________________________________      By:________________________________
                                             Edward C. Meyer
                                             Chairman of the Board


Date:_______________________________      Date:______________________________

                                                                       EXHIBIT B
                                                                       ---------



                       SCHEDULE OF INTELLECTUAL PROPERTY
                       ---------------------------------


Employee developed or conceived prior to his employment by the Company the following Intellectual Property, as that term is defined in the Employment Agreement to which this Exhibit is attached and made a part of, whether or not such Intellectual Property is the subject of a patent or patent application:







Date:  July 1, 1995                   EMPLOYEE


                                      ______________________________________
                                      Jim Roth

                                                                       EXHIBIT C
                                                                       ---------
                             TERMINATION STATEMENT
                             ---------------------

In connection with the termination of my employment with the Company pursuant to the above-referenced Employment Agreement, I hereby represent, warrant and covenant that:

1. Upon termination of my employment relationship with the Company I did not have in my possession and do not now have in my possession any confidential or business property of the Company including, but not limited to, any confidential information described in Section 9 of the aforementioned Employment Agreement, and Company Work Product described in Section 10 of the Employment Agreement or any testing equipment, materials, components, sub-assemblies, drawings or blueprints.

2. I have returned or left in the possession of the Company all notebooks which I used during my employment relationship with the Company.

3. I have returned to the Company any and all identification cards and credit cards issued to me as an employee of the Company and any and all keys to property of the Company, including, without limitation, offices of the Company, Company cars, and the like.

4. I am not aware of any action or situation involving any violation of the Company's Corporate Standards of Conduct by any employee, director, consultant of the Company, except as follows:



4.  My forwarding addresses are as follows:

HOME ADDRESS                          BUSINESS ADDRESS

_____________________________         _____________________________

_____________________________         _____________________________

_____________________________         _____________________________

_____________________________         _____________________________

                                      EMPLOYEE:

                                      _____________________________
                                      Jim Roth

                                      _____________________________
                                      (Date)